UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

November 1, 2011

Date of Report (Date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2011, Solta Medical, Inc., a Delaware corporation (“Solta”), completed its acquisition of all issued and outstanding shares of common stock of Medicis Technologies Corporation (f/k/a LipoSonix, Inc.) (“LipoSonix”) from Medicis Pharmaceutical Corporation (“Medicis”), pursuant to the previously announced Stock Purchase Agreement, dated as of September 12, 2011, by and between Solta and Medicis (the “Purchase Agreement”). In connection therewith, on November 1, 2011, a separate subsidiary of Medicis transferred to Solta certain assets and assigned to Solta certain agreements, in each case related to LipoSonix.

Solta paid to Medicis at the closing approximately $15.5 million in cash, consisting of the initial purchase price of $15 million and a preliminary working capital adjustment, which adjustment remains subject to a customary post-closing review based on the amount of working capital of LipoSonix at the closing.

In addition, Solta has agreed to pay to Medicis the following contingent payments after the closing, subject to the terms and conditions of the Purchase Agreement:

(i) a one-time cash payment of up to $20 million upon approval by the U.S. Food and Drug Administration (the “FDA”) of a specified LipoSonix product prior to October 1, 2012 (the FDA approval was obtained in late October 2011); and

(ii) additional contingent cash and milestone payments, which will expire after approximately seven years, based upon, among other things, the achievement of year-to-year increases and specified targets in the adjusted net sales and adjusted gross profits of such LipoSonix products.

At the closing, Solta also assumed the contingent payment obligations of Medicis with respect to the former shareholders of LipoSonix, Inc. pursuant to the Agreement and Plan of Merger among Medicis, LipoSonix, Inc. and the other parties thereto dated as of June 16, 2008.

Solta expects to file a copy of the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for its quarter ended September 30, 2011.

A copy of the press release announcing the closing is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Solta Medical, Inc., dated November 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solta Medical, Inc.

By:	/s/ John F. Glenn
John F. Glenn Chief Financial Officer

Date: November 2, 2011